Exhibit 10(q)

DESCRIPTION OF RESTRICTED STOCK UNITS GRANTED TO ANDREW J. MCKENNA

Upon the recommendation of the Governance Committee of the Board of Directors (“Board”) of McDonald’s Corporation (the “Company”), the Board awarded Andrew J. McKenna a grant of 17,000 restricted stock units (“RSU”) on May 23, 2007 in recognition of his responsibilities as non-executive Chairman. Each RSU represents the right to receive, when the RSU vests, one share of the Company’s common stock or, at the Company’s discretion, cash equal to the fair market value thereof. The RSUs will vest on the later of (i) one year from the date of grant and (ii) Mr. McKenna’s retirement from the Board. The RSUs will immediately vest upon Mr. McKenna’s death or if his service on the Board terminates because he becomes disabled. As disclosed on Forms 8-K filed with the Securities & Exchange Commission on May 16, 2005 and May 31, 2006, Mr. McKenna received grants of 10,000 and 15,000 RSUs, respectively, on the same terms as described herein.